EXHIBIT 23.1





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-3042 of UnionBanCal Corporation on Form S-8 of our report dated June 22,
2004 appearing in this Annual Report on Form 11-K of the Union Bank of California, N.A. 401(k) Plan and Trust for the year ended December 31, 2003.


/S/ DELOITTE & TOUCHE LLP


San Francisco, California
June 28, 2004